UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):

July 24, 2009 (July 24, 2009)

SkyTerra Communications, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-13865	23-2368845
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

10802 Parkridge Boulevard
Reston, VA 20191
(Address of principal executive offices, including zip code)
(703) 390-2700
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.     Other Events

                On July 24, 2009, SkyTerra Communications Inc. (“SkyTerra”) selected a new launch window for its SkyTerra-1 satellite of August through October 2010 (as compared to the previous March - May 2010 window).

The current launch window selection is based upon a potential delay in delivery of SkyTerra-1 after receiving the most recent estimated delivery information from Boeing Satellite Systems (the manufacturer of the SkyTerra-1 satellite).  Based on such recent estimates and subject to ongoing active efforts to mitigate the potential delay, SkyTerra-1’s delivery is scheduled for the second quarter of 2010.

SkyTerra will file a request with the U.S. Federal Communications Commission to extend its satellite launch milestone date outlined in its authorization for the launch of its SkyTerra-1 satellite consistent with this window.  The change in the launch window does not increase the program's costs.  The launch of SkyTerra-2 continues to be expected to occur in the fourth quarter of 2010 or the first quarter of 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

Date: July 24, 2009	By:	/s/ Randy Segal
Name: Randy Segal
Title: Senior Vice President, General Counsel and Secretary